KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   NEWS
--------------------------------------------------------------------------------
PUBLIC & INVESTOR RELATIONS, CORPORATE & MARKETING COMMUNICATIONS


TRAFFIX
CONTACT:          Joshua B. Gillon
                  Traffix, Inc.
                  (845) 620-1212 ext. 205
                  joshg@traffixinc.com

KCSA              Joseph A. Mansi/Todd Fromer
CONTACT:          (212) 682-6300 ext. 205/215
                  jmansi@kcsa.com/tfromer@kcsa.com
                  http://www.kcsa.com

                                                           FOR IMMEDIATE RELEASE


                  TRAFFIX, INC. REPORTS SECOND QUARTER RESULTS

                                 ---------------

         COMPANY INCURS OPERATING LOSS WHILE GROWING ITS ON-LINE DATING
          BUSINESS AND OTHER RECURRING REVENUE SUBSCRIPTION BUSINESSES;
                     BOARD APPROVES $0.08 QUARTERLY DIVIDEND

PEARL RIVER, NY, JULY 15, 2003 -- TRAFFIX, INC. (NASDAQ: TRFX), a leading on-line direct marketing and database management company, today reported results for the fiscal quarter ended May 31, 2003.

         Net Revenue for the fiscal quarter ended May 31, 2003 decreased 31% to $7.4 million from $10.8 million for the comparable quarter of fiscal 2002. Income (Loss) from Operations for the fiscal quarter decreased 347% to a loss of $2.4 million from $991,000 in Income from Operations in the comparable quarter of fiscal 2002. The Net Income (Loss) for the second fiscal quarter was ($1,552,539), or ($0.12) per basic share compared to Net Income of $713,000, or $0.05 per diluted share in the prior year's comparable quarter, representing a 318% decline.

         The Company reported that on a sequential basis, Net Revenue decreased 19% to $7.4 million from $9.1 million in the first fiscal quarter of 2003. The Company's Income (Loss) from Operations was ($2.4) million compared to Income from Operations of $9,515 in the first fiscal quarter of 2003. Additionally, on a sequential basis, the Company's second fiscal quarter basic

(loss) per share decreased to a loss of ($0.12), compared with first fiscal quarter diluted earnings per share of $0.03.

         The Company's Balance Sheet included over $36.3 million in cash and marketable securities, or approximately $2.84 per share, as of May 31, 2003 as compared to $2.88 per share, as of February 28, 2003. Net Tangible Book Value Per Share decreased to $3.17 per share compared to $3.22 as of November 30, 2002. As of May 31, 2003, the Company's current ratio declined to $6.67 of current assets to $1.00 of current liabilities, compared to $7.87 of current assets to $1.00 of current liabilities, as of February 28, 2003.

         Commenting on the results for the quarter, Mr. Jeffrey L. Schwartz, Chairman and Chief Executive Officer of Traffix stated, "After reporting 17 consecutive quarters of operating profits, I regret to announce that Traffix has incurred an operating loss for this second fiscal quarter. There are several factors that contributed to the loss. Fundamentally, we experienced a decline in revenue, and an increase in selling costs in a fixed overhead environment. The decline in revenue resulted from, among other factors, decreased response rates from our email marketing programs and the loss of revenue from certain major customers whose revenue the Company has not yet replaced. Another significant factor in the quarter that contributed to our loss was management's strategic decision to concentrate its efforts on growing certain proprietary products, and incur customer acquisition expenditures for those products. These products are expected to generate growing, recurring, subscription-based revenue directly from consumers. These customers are now part of our growing on-line dating business, iMatchup.com, our new Internet Service Provider business, TXNet, and certain other recurring revenue business lines." Mr. Schwartz continued, "As previously stated, we have implemented management's strategic plan to focus our efforts on building proprietary businesses that yield longer-term, more sustainable and predictable revenues, compared to the service-based payments we typically receive from our corporate clients."

         Commenting on the Company's current strategy, Mr. Schwartz stated, "We are operating in a rapidly evolving industry. We were ahead of the curve for the last 17 quarters, generating millions of dollars in profits while others in the industry were burning through cash. Now we see our piece of the Internet landscape changing, and so Traffix has been changing its operating focus to take advantage of the opportunities it sees, while leveraging the skills and infrastructure it has developed to date. Although this quarter shows a significant operating loss, this Company continues to adhere to its direct marketing disciplines of cost-effective customer acquisition programs; therefore, we are confident the results of these disciplines will result in positive contributions in future quarters."

         With respect to the growth of the proprietary businesses, Mr. Schwartz stated, "We are very excited about the growth of our on-line dating business, iMatchup.com, which we now believe is one of the top five on-line dating sites in terms of customer profiles. On a revenue basis, this business grew over 245% from approximately $330,000 in our first fiscal quarter, to $810,000 in the second fiscal quarter. Similarly, revenue from our Internet Service Provider
(ISP) business, TXNET, grew about 244% in the second quarter, from approximately $245,000 in the first quarter, to approximately $600,000 in the second quarter."

         Commenting on other factors contributing to the results for the quarter, Mr. Schwartz stated, "Unfortunately, one of our biggest and oldest clients, Cross Media Marketing, filed for bankruptcy last month. In light of their financial condition, we did not recognize revenue from the significantly reduced amount of business we transacted with them in the quarter. We do not anticipate doing business with them in future periods pursuant to their planned liquidation. In addition, the second quarter reflects the sale of our majority-owned subsidiary, Montvale Management, LLC. Revenue in the quarter declined as a result of the sale, while the balance sheet was positively impacted from the receipt of the proceeds of the sale." Mr. Schwartz added, "Although we had a large operating loss in the quarter, our balance sheet remained stable, while our cash and marketable securities position was not materially impacted."

         The Company also reported that it will pay an $0.08 quarterly dividend. The first such dividend will be payable to shareholders of record as of August 1, 2003, payable August 10th. The issuance of future quarterly dividends and the respective record dates will be subject to the review of the Board of Directors each quarter. Commenting on the dividend declaration, Mr. Schwartz stated, "The new Federal tax bill has created an opportunity for us to give some of our retained earnings back to our shareholders. This Company has a long history of profitability, which is reflected by the large cash balance that we maintain today. We believe the Company has more than enough capital to grow in accordance with our current plans, and to support such a dividend for at least four quarters during which time we expect the Company to resume growth and return to profitability." The Company noted that with respect to stock buybacks, it has purchased a total of over 7.7 million outstanding common shares for an aggregate amount in excess of $22.5 million during the last 5 years, including 1.2 million shares in fiscal 2002.

ABOUT TRAFFIX, INC:

Traffix, Inc. is a database marketing and management company for a proprietary and affiliate database of millions of permission based, on-line consumers. Traffix acquires customers and provides customized consumer data for its corporate marketing partners from its database and websites. Traffix owns GroupLotto.com (www.grouplotto.com), a leading on-line, free lottery that offers its millions of monthly players an opportunity to win up to $10 million in daily drawings. For more information about Traffix, Inc. visit the website @ www.traffixinc.com.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO TRAFFIX THAT ARE BASED ON THE BELIEFS OF TRAFFIX'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN ASSUMPTIONS, INCLUDING THOSE DESCRIBED IN THIS RELEASE. SHOULD ONE OR MORE OF THESE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED OR EXPECTED. THE COMPANY DOES NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS PRIOR TO ANNOUNCEMENT OF ITS FISCAL 2003 YEAR-END RESULTS.

This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.

                         TRAFFIX, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF (LOSS) INCOME FOR THE:
                                   (UNAUDITED)

                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                     MAY 31,                          MAY 31,
                                          ----------------------------     -----------------------------
                                              2003            2002             2003            2002
                                          ------------    ------------     ------------     ------------
Net revenue                               $  7,422,604    $ 10,804,538     $ 16,539,833     $ 23,175,435
Cost of sales                                3,959,347       3,383,204        6,205,277        6,761,815
                                          ------------    ------------     ------------     ------------
GROSS PROFIT                                 3,463,257       7,421,334       10,334,556       16,413,620

Selling expenses                             1,777,890       2,370,775        4,097,449        5,517,314
General and administrative expenses          3,978,704       3,949,851        8,184,741        7,550,471
Bad Debt expense                               153,860         109,172          490,048          438,506
                                          ------------    ------------     ------------     ------------
(LOSS)INCOME FROM OPERATIONS                (2,447,197)        991,536       (2,437,682)       2,907,329
Other income (expense):
Interest expense                                (7,850)         (9,266)         (15,191)         (19,768)
Interest income and dividends                  111,455         183,386          266,056          393,599
Realized gains on
   marketable securities                         3,330          20,564            4,068           83,157
Realized gain on  sale
   of subsidiary                             1,075,000         --             1,075,000           --

Other non-operating income                     (39,741)        100,665          (46,438)         235,102
Minority interest (income) loss                (17,239)       (104,303)        (137,567)        (130,949)
                                          ------------    ------------     ------------     ------------

(LOSS)INCOME BEFORE (BENEFIT)PROVISION
   FOR INCOME TAXES                         (1,322,242)      1,182,583       (1,291,754)       3,468,470

(Benefit) provision for income taxes           230,297         469,540         (170,703)       1,352,010
                                          ------------    ------------     ------------     ------------
Effective tax rate                               -17.4%           39.7%            13.2%            39.0%
NET (LOSS) INCOME                         $ (1,552,539)   $    713,043     $ (1,121,051)    $  2,116,460
                                          ------------    ------------     ------------     ------------
Diluted (loss) income per share:
Net (loss) income                         $      (0.12)   $       0.05     $      (0.09)    $       0.14
                                          ------------    ------------     ------------     ------------
Weighted average shares outstanding         12,758,349      14,830,315       12,754,342       14,789,936
                                          ============    ============     ============     ============

                         TRAFFIX, INC. AND SUBSIDIARIES
                       SUMMARY CONSOLIDATED BALANCE SHEETS

                                                                        MAY 31,       NOVEMBER 30,
ASSETS                                                                   2003            2002
                                                                     -------------   -------------
                                                                     (UNAUDITED)
Current assets:
Cash and cash equivalents                                            $   7,199,547   $  23,136,341
Marketable securities                                                   29,185,832      14,249,406
Accounts receivable, trade, net of allowance for doubtful accounts
  of $796,816 at May 31, 2003 and $326,127 at November 30, 2002          4,864,030       5,050,218
All other current assets                                                 3,011,276       3,916,539
                                                                     -------------   -------------
TOTAL CURRENT ASSETS                                                    44,260,685      46,352,504

Total non-current assets                                                 5,403,780       4,838,489
                                                                     -------------   -------------
TOTAL ASSETS                                                         $  49,664,465   $  51,190,993
                                                                     -------------   -------------
LIABILITIES
Total liabilities - current                                          $   6,636,116   $   7,008,409
Total liabilities - non-current - (deferred taxes payable)                  89,559          89,559
Minority interest                                                             --           307,017
TOTAL SHAREHOLDERS' EQUITY                                              42,938,790      43,786,008
                                                                     -------------   -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $  49,664,465   $  51,190,993
                                                                     -------------   -------------

WORKING CAPITAL (CURRENT ASSETS LESS CURRENT LIABILITIES)            $  37,624,569   $  39,344,095
CURRENT RATIO                                                        $        6.67   $        6.61
COMBINED CASH AND MARKETABLE SECURITIES                              $  36,385,379   $  37,385,747
COMMON STOCK ISSUABLE AND OUTSTANDING AFTER TREASURY SHARES             12,798,549      12,785,648
TANGIBLE BOOK VALUE PER SHARE                                        $        3.17   $        3.22
COMBINED CASH AND MARKETABLE SECURITIES PER SHARE                    $        2.84   $        2.92
OTHER UNAUDITED OPERATIONS DATA FOR THE PERIODS PRESENTED:                Three Months Ended:
                                                                               May 31,
                                                                         2003             2002
                                                                     -------------   -------------
(Loss) Income from operations                                        $  (2,447,197)  $     991,536
Depreciation and amortization                                              451,810         248,741
                                                                     -------------   -------------
(L)EBITDA (a)                                                        $  (1,995,387)  $   1,240,277
                                                                     -------------   -------------
                                                                          Six Months Ended:
                                                                               May 31,

                                                                         2003             2002
                                                                     -------------   -------------
(Loss) Income from operations                                        $  (2,437,682)  $   2,907,329
Depreciation and amortization                                              820,558         482,436
                                                                     -------------   -------------
(L)EBITDA (a)                                                        $  (1,617,124)  $   3,389,765
                                                                     -------------   -------------

   (A) (L)EBITDA IS NET (LOSS)INCOME BEFORE INTEREST EXPENSE, INCOME TAXES, INTEREST AND DIVIDEND INCOME, REALIZED GAINS ON MARKETABLE SECURITIES, REALIZED GAIN ON SALE OF SUBSIDIARY, OTHER NON-OPERATING INCOME (EXPENSE) AND MINORITY INTEREST (INCOME)/LOSS.